For Immediate Release
                                                             October 26, 2000
                                                        Contact: Barry Rubens
                                                                 704.722.2404
                                                               Mary Jean King
                                                                 704.722.3741

            CT Communications Announces Third Quarter Earnings:
                     Strong Competitive Business Growth
-------------------------------------------------------------------------------

  CT Communications, Inc. (CTC; Nasdaq: CTCI) announces revenues of $28.6 million for the quarter ended September 30, 2000, an increase of 7.7% over the $26.6 million reported in the third quarter of 1999. Net income was $27.3 million for the quarter versus the $5.0 million reported for the third quarter of 1999. The quarter included a $23.6 million after-tax gain on the sale of CTC's 1.96% interest in the BellSouth Carolina PCS Partnership. Diluted earnings per common share for the current quarter was $1.44 per share, compared to $.27 per share in the third quarter of 1999.

Highlights of the third quarter included:

o    Strong business line growth and margins in the telephone company.

     Concord Telephone Company business access lines grew 14.6% in the last twelve months to over 31,000 lines. Total access lines grew 6% to 122,121 lines. The telephone company's operating margin remained above 30% with its earnings before interest, taxes, depreciation and amortization (EBITDA) margin improving to 49% for the quarter compared to 48% in the same quarter last year.

o Record competitive local exchange carrier (CLEC) access lines sales and the opening of a new market.

     During the quarter CTC sold over 3,900 CLEC access lines and added 1,767 lines in-service. In the first nine months of the year CTC has sold a net total of 8,384 CLEC lines and placed 4,356 CLEC lines in service bringing total CLEC lines in service to 7,943 at September 30, 2000. In addition CTC began its CLEC sales efforts in the Greensboro, North Carolina market during the quarter.

o    Five preferred provider "Greenfield" deals signed in the third quarter.

     CTC signed preferred provider agreements with five residential and business developments in CTC's competitive markets during the third quarter bringing the total preferred provider agreements to ten. The ten signed "Greenfields" represent an estimated 7,500 lines upon completion to occur in stages over the next few years.

o Significant digital subscriber line (DSL) and revenue growth in Internet and data services.

     In the third quarter, CTC added 469 DSL lines for a total of 1,032 lines in service at September 30, 2000. Internet revenues for the quarter grew 25.7% over the third quarter of 1999 to $1.9 million.

o    High revenue growth in digital wireless business.

     Digital wireless revenue grew 53.4% in the quarter over the third quarter of 1999, driven by a 46.2% growth in digital wireless subscribers. CTC ended the quarter with over 14,250 digital wireless customers.

Operating income was $3.2 million for the current quarter, versus $5.9 million for third quarter of 1999. The operating revenue increase of $2.0 million was more than offset by a $4.0 million increase in operating expense primarily related to the expansion of the competitive businesses. Additionally, depreciation and amortization increased $.7 million or 17% primarily reflecting the capital additions to the CLEC plant.

Other income was $42.2 million, including a $39.2 million pre-tax gain from the sale of CTC's interest in the BellSouth Carolinas PCS Partnership and a $2.7 million pre-tax gain on the sale of equity securities. Third quarter 1999 other income was $2.6 million including a $2.5 million pre-tax gain on the sale of equity securities.

"The expansion of our CLEC markets, the success of our Greenfield efforts, and continued strong customer and revenue growth in our Internet and wireless business have marked a very exciting quarter for our competitive businesses. Continued strong line growth and margins in our telephone company and the success of our strategic investments have allowed us to apply additional resources to our competitive businesses, paving the way for future growth in these endeavors," said Michael R. Coltrane, President and Chief Executive Officer of CTC.

CT Communications, Inc. will be holding a conference call to discuss the company's third quarter earnings at 10:00am EDT on Friday, October 27, 2000. The call will be audio broadcast live via Webcast from CTC's web site at www.ctc.net and from the www.streetevents.com web site and will be available for replay on those sites for 30 days. Additionally a replay of the call will be available via phone at 1-800-633-8284 reservation number 16689363 from 12:00pm EDT to 7:00pm EDT on Friday October 27, 2000.

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications services to residential and business customers located primarily in North and South Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services and digital wireless services.

Certain statements contained in this press release are "forward-looking statements," within the meaning of federal securities laws. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act and related state and federal legislation and regulations, recovery of the substantial costs that will result from the implementation of our new businesses, retention of our existing customer base and our ability to attract new customers, rapid changes in technology, and actions of our competitors. These forward-looking statements may differ materially from actual results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission.


Consolidated Statements of Income
  ($ in thousands, except per share amounts)
(Unaudited)                                  Three Months Ended        Three Months Ended            %
                                             September 30, 2000        September 30, 1999         Change
                                             ------------------        ------------------         ------
Operating Revenue
-----------------
ILEC Services                                     $20,144                   $19,318                4.3%
CLEC Services                                       938                       651                 44.1%
Long Distance Services                             3,479                     3,659                (4.9%)
Internet & Data Services                           1,875                     1,491                25.8%
Digital Wireless Services                          2,091                     1,363                53.4%
Other                                               113                       113                    0%
                                            -------------------         ------------------     -------------
Total Operating Revenue                           $28,640                   $26,595                7.7%

Operating Expenses
------------------
ILEC Services                                      10,267                    10,087                1.8%
CLEC Services                                      3,503                     1,365                156.6%
Long Distance Services                             1,989                     2,081                (4.4%)
Internet & Data Services                           2,257                     1,347                67.6%
Digital Wireless Services                          2,457                     1,628                50.9%
Other                                               163                       171                  4.7%
                                            ------------------          ------------------     -------------
Operating Expenses                                $20,636                   $16,679               23.7%

EBITDA                                             $8,004                    $9,916              (19.3%)
Depreciation and Amortization                      4,757                     4,065                17.0%
                                            ------------------          ------------------     -------------
Operating Income                                   $3,247                    $5,851              (44.5%)

Other Income                                       42,234                    2,649                1494%
Tax Expense                                        18,148                    3,485                420.7%
                                            ------------------          ------------------     -------------
Net Income                                        $27,333                    $5,015               445.0%
                                            ------------------          ------------------     -------------
Dividends on preferred stock                         6                         7                 (14.3%)
Earnings for Common Stock                         $27,327                    $5,008               445.7%
Weighted Average Diluted Shares                    18,942                    18,854                0.5%
Diluted Earnings per common share                  $1.44                      $.27                433.3%



                                                                             4




Consolidated Statements of Income
 ($ in thousands, except per share amounts)
(Unaudited)                                  Nine Months Ended               Nine Months Ended          %
                                             September 30, 2000             September 30, 1999       Change
                                             ------------------             ------------------       ------
Operating Revenue
-----------------
ILEC Services                                     $60,796                        $56,922                6.8%
CLEC Services                                      3,272                          1,819                79.9%
Long Distance Services                             10,465                         10,824               (3.3%)
Internet & Data Services                           5,068                          4,225                20.0%
Digital Wireless Services                          5,512                          3,675                50.0%
Other                                               337                            563                (40.1%)
                                             ------------------             ------------------       ----------
Total Operating Revenue                           $85,450                        $78,028                9.5%

Operating Expenses
------------------
ILEC Services                                      31,293                         30,856                1.4%
CLEC Services                                      9,397                          3,489                169.3%
Long Distance Services                             5,875                          6,323                (7.1%)
Internet & Data Services                           5,639                          3,918                43.9%
Digital Wireless Services                          6,642                          4,714                40.9%
Other                                               468                            477                 (1.9%)
                                             ------------------             -----------------          ---------
Operating Expenses                                $59,314                        $49,777               19.2%

EBITDA                                            $26,136                        $28,251               (7.5%)
Depreciation and Amortization                      13,385                         11,517               16.2%
                                             ------------------             -----------------          ---------
Operating Income                                  $12,751                        $16,734              (23.8%)

Other Income                                       49,723                         13,715               262.5%
Tax Expense                                        24,971                         12,422               101.0%
                                             ------------------             -----------------          ---------
Net Income                                        $37,503                        $18,027               108.0%
                                             ------------------             -----------------          ---------
Dividends on preferred stock                         19                             19                   -
Earnings for Common Stock                         $37,484                        $18,008               108.2%
Weighted Average Diluted Shares                    18,942                         18,806                0.7%
Diluted Earnings per common share                  $1.98                           $.96                106.3%



                                                                            5



Consolidated Balance Sheets
($ in thousands)
(Unaudited)
                                                 September 30,          At December 31,
                                                          2000                     1999
                                                ----------------------------------------
ASSETS
------
Current Assets                                         $56,296                  $23,999
Investment securities                                   36,999                   81,950
Investment in affiliates                                38,133                   31,684
Property, plant and equipment, net                     143,083                  114,175
Other Assets                                             7,254                    5,887
                                                ----------------------------------------
TOTAL ASSETS                                          $281,765                 $257,695
                                                ----------------------------------------

LIABILITIES &
  STOCKHOLDERS' EQUITY
  --------------------
Current Liabilities                                    $32,039                  $15,873
Long-term debt                                          39,000                   20,000
Deferred credits and other liabilities                  29,598                   46,543
Redeemable preferred stock                                 113                      113
Stockholders' Equity                                   181,015                  175,166
                                                ----------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                $281,765                 $257,695
                                                ----------------------------------------







                                                                            6




CT COMMUNICATIONS CUSTOMER GROWTH

                                       At 9/30/00         At 9/30/99       % Change
                                       ----------         ----------       --------
ILEC Access Lines
     Business Lines                      31,476             27,476           14.6%
     Residential Lines                   90,645             87,798           3.2%
Total ILEC Lines                         122,121           115,274           5.9%

CLEC Access Lines                         7,943             3,270           142.9%

Long Distance Lines                      83,199             77,633           7.2%

ISP Customers
        Dial-Up                          16,649             14,794           12.5%
        DSL Lines                         1,032               -                -
        Web Hosting                        324               221             46.6%
        High Speed/Co-Lo                   392               241             62.7%
Total ISP Customers                      18,397             15,256           20.6%

Wireless Subscribers                     14,259             9,750            46.2%


CT COMMUNICATIONS CAPITAL EXPENDITURES   ($ in thousands)

              Business Unit           3rd Quarter 2000              YTD 2000
              -------------           ----------------              --------
ILEC                                       $7,230                    $27,931
CLEC                                        3,015                    11,714
ISP                                          248                      1,766
------------------------------------------------------------------------------
Total                                      $10,493                   $41,411








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